Exhibit 1.1

EXECUTION VERSION

Independent Bank Group, Inc.

(a Texas corporation)

$30,000,000

5.00% Fixed-to-Floating Rate Subordinated Notes due December 31, 2027

UNDERWRITING AGREEMENT

December 13, 2017

Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall, Suite 1000

Minneapolis, Minnesota 55402

U.S. Bancorp Investments, Inc.

214 N. Tryon St., 26th Floor

Charlotte, North Carolina 28202

as Representatives of the Underwriters

named in Schedule A hereto

Ladies and Gentlemen:

Independent Bank Group, Inc., a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for which Piper Jaffray & Co. and U.S. Bancorp Investments, Inc. are acting as representatives (together, the “Representatives”), $30,000,000 in aggregate principal amount of the Company’s 5.00% Fixed-to-Floating Rate Subordinated Notes due December 31, 2027 (the “Securities”). The Securities are to be issued pursuant to a subordinated debt indenture dated June 25, 2014 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture thereto to be dated as of December 19, 2017, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined in Rule 405 (“Rule 405”) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act,” and such rules and regulations thereunder being referred to as the “1933 Act Regulations”), on Form S-3 (File No. 333-218782), which includes the form of prospectus covering the offer and sale of certain of the Company’s securities, including the Securities, under the 1933 Act, which Registration Statement became effective upon filing with the Commission under Rule 462(e) (“Rule 462(e)”) of the 1933 Act

Regulations. Such registration statement, including any post-effective amendments thereto, the exhibits and schedules thereto, if any, but excluding the Statements of Eligibility on Form T-1, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became automatically effective, and any post-effective amendment, prospectus supplement or other document deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) of the 1933 Act Regulations, is herein called the “Registration Statement.” The form of prospectus appearing in the Registration Statement at the time of its initial effectiveness and including the documents incorporated by reference therein, is hereinafter called the “Base Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement in the form that has been or will be filed with the Commission pursuant to Rule 424(b) relating to the offering of the Securities, including the documents incorporated by reference therein, is hereinafter called a “preliminary prospectus.” All references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as defined below). Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement in accordance with paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The Base Prospectus, as supplemented by the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, and including the documents incorporated by reference therein, is hereinafter called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus, the Final Term Sheet (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to be the copy of such document filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated therein by reference; and all references in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of a post-effective amendment, any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated therein by reference, or form of prospectus.

The Company and the Bank confirm as follows their respective agreements with the Representatives and the several other Underwriters.

SECTION 1. Representations and Warranties and Agreements.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement and any post-effective amendments thereto with the Commission and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations), (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and (C) at the date hereof, the Company (i) was a “well-known seasoned issuer” as defined in Rule 405 and (ii) was not an “ineligible issuer” as defined in Rule 405. At the time the Registration Statement was filed with the Commission and at the time hereof, the Company met the requirements for use of Form S-3 under the 1933 Act as set forth in such form. The Registration Statement became effective automatically upon the filing thereof with the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement meets the requirements set forth in Rule 415 of the 1933 Act Regulations. The Company meets the requirements under the 1933 Act specified in the Conduct Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Base Prospectus, each preliminary prospectus and the Prospectus complied, when filed with the Commission, in all material respects with the 1933 Act and the 1933 Act Regulations and the Base Prospectus, any preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer-Represented General Free Writing Prospectus(es) (as defined below), including the Final Term Sheet, issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement initially became effective within three years of the date hereof. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Securities, any of the Securities remain unsold by any of the Underwriters, the Company will, prior to that third anniversary, file, if it has not already done so, a new registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary if the Company is no longer eligible to use an automatic shelf registration statement, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement relating to the Securities shall include such new registration statement.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:30 p.m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Representatives.

“Final Term Sheet” means the final term sheet in the form set forth on Schedule C hereto, reflecting the final terms of the Securities.

“Statutory Prospectus” as of any time means the Base Prospectus and the preliminary prospectus supplement relating to the offering of the Securities dated December 13, 2017, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary prospectus or other prospectus with respect to the offering of Securities deemed to be a part thereof that has not been superseded or modified, including any document incorporated by reference therein.

The representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein, which the parties acknowledge and agree consists only of the information contained in (i) the concession and reallowance figures, if any, appearing in the Prospectus in the section entitled “Underwriting,” (ii) the last paragraph in the section entitled “Underwriting—Discounts,” and (iii) the third sentence in the section entitled “Underwriting—New Issuance of Notes.” in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (the “Underwriter Information”).

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, did not, and at the Applicable Time did not and at the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(iii) Independent Accountants. Each of (A) RSM US LLP (“RSM”), the accounting firm that certified the consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus and (B) Crowe Horwath LLP (“Crowe”), the accounting firm that certified the financial statements of Carlile Bancshares, Inc. (“Carlile”) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. With respect to the Company, neither RSM nor Crowe is or has been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission during any time period for which RSM or Crowe has served as the Company’s or Carlile’s independent registered public accounting firm, respectively.

(iv) Financial Statements. The financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly (A) the financial position of (1) the Company and its consolidated subsidiaries, and (2) Carlile and its consolidated subsidiaries, at the dates indicated and (B) the statement of income, comprehensive income, stockholders’ equity and cash flows of (1) the Company and its consolidated subsidiaries, and (2) Carlile and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. The pro forma financial statements incorporated by reference in, and the pro forma information included in, the Registration Statement, the General Disclosure Package and the Prospectus, together with the notes related thereto (A) present fairly, in all material respects, the financial position and results of operations of (1) the Company and its consolidated subsidiaries, and (2) Carlile and its consolidated subsidiaries at the dates and for the periods specified on a combined pro forma basis, and (B) present fairly, in all material respects, the financial position of (1) the Company and its consolidated subsidiaries and (2) Carlile and its consolidated subsidiaries at the dates indicated on a combined pro forma basis; said pro forma financial statements and pro forma information referred to in (A) and (B) have been prepared in conformity with the requirements of Article 11 of Regulation S-X and GAAP, applied on a consistent basis throughout the periods involved, and give effect to assumptions and adjustments made in good faith and on a reasonable basis as set forth therein. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G, the 1934 Act, the 1934 Act Regulations and Item 10(e) of Regulation S-K under the 1933 Act, as applicable. The Company is subject to the reporting requirements of the 1934 Act and, during the last 12 months, has timely filed all reports required thereby.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined below), (B) the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course and consistent with prior practice, and there have been no transactions entered into by the Company or any of its subsidiaries, other than transactions in the ordinary course of business and the transactions contemplated by the Agreement and Plan of Reorganization, dated as of November 28, 2017, by and between the Company and Integrity Bancshares, Inc. (the “Integrity”), which are material with respect to each of the Company and its subsidiaries or Integrity and its subsidiaries, each considered as a separate consolidated enterprise, (C) except for publicly disclosed regular dividends paid on the Common Stock in amounts per share that are consistent with past practice, (1) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and, (2) to the Company’s knowledge, there has not been any dividend or distribution of any kind declared, paid or made by Integrity on any class of its capital stock, (D) neither the Company nor any of its subsidiaries has issued any capital stock or securities convertible into or exchangeable for capital stock, except for securities issued to the Company or pursuant to the Company’s existing shareholder-approved equity incentive plans and publicly disclosed regular dividends described in clause (C) above, (E) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) including, without limitation, any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree that are not fully reflected or reserved against in the financial statements described in Section 1(a)(iv), except for liabilities or obligations that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, and (F) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, other than publicly disclosed regular dividends described in clause (C) above. For purposes of this Agreement, “Material Adverse Effect” means any fact, change, occurrence, event or circumstance that, individually or together with any other facts, changes, occurrences, events or circumstances, has or would reasonably be expected to have a material adverse effect on the business, business prospects, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement. As used in this paragraph, references to the Registration Statement, the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each significant subsidiary (as defined in paragraph (w) of Rule 1-02 of Regulation S-X of the Commission) of the Company (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a banking association, corporation, business trust, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. A list of all subsidiaries of the Company is contained on Schedule D-1 hereto. Independent Bank, a Texas state-chartered bank (the “Bank”) is the only Significant Subsidiary of the Company and does not itself have any subsidiaries other than those listed in Schedule D-2. Integrity Bank, SSB, a Texas state-chartered savings bank (“Integrity Bank”) is the only Significant Subsidiary of Integrity.

(viii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, warrants, options or other rights referred to in the Prospectus, including in the information incorporated therein by reference). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization and Description of Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the 1939 Act and, when the Second Supplemental Indenture is duly executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws. At the Closing Time, the Indenture will conform in all material respects to the description of the terms of the Indenture contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein and executed and delivered by the Company and authenticated by the Trustee, in each case, in accordance with the Indenture, will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and will be entitled to the benefits of the Indenture; and the Securities will conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the Securities; and no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder.

(xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any portion of such indebtedness by the Company or any of its subsidiaries. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the issuance, sale, authentication and delivery of the Securities, have been obtained, except such consents, approvals authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(xiii) Nasdaq Compliance. The Company is in compliance in all material respects with the requirements of The Nasdaq Stock Market LLC (“Nasdaq”) for continued listing of the Company’s Common Stock on The Nasdaq Global Select Market (the “Global Select Market”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the class of Common Stock of the Company under the 1934 Act or the listing of shares of the Common Stock on the Global Select Market, nor has the Company received any notification that the Commission is contemplating terminating such registration or from Nasdaq that Nasdaq is contemplating terminating such listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of Nasdaq.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to result in a Material Adverse Effect.

(xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvi) Material Contracts. The material contracts to which the Company or any of its subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or its subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or each of its subsidiaries that is a party thereto, enforceable by and against the Company or each of its subsidiaries that is a party thereto in accordance with such material contracts respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(xvii) Bank Holding Company Act. The Company has been duly registered as a bank holding company and has not elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. Each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), and the Texas Department of Banking, as applicable (collectively, the “Bank Regulatory Authorities”). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter (including, without limitation, any notification from the Federal Reserve of a proposal to increase the minimum capital requirements of the Company or any of its subsidiaries, pursuant to the Federal Reserve’s authority under 12 U.S.C. 3907(a)(2)) from, or has adopted any board resolutions at the request of, any agency that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any agency that such agency is considering issuing or requesting any such Regulatory Agreement. The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better. There is no unresolved violation, criticism or exception by any agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which is reasonably likely to result in a Material Adverse Effect.

(xviii) No Restrictions; No Transactions. Except as disclosed in each of the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve (other than orders applicable to banks and their holding companies and their subsidiaries generally) or any other federal or state bank regulatory authorities with jurisdiction over the Company or any subsidiary, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company. The deposit accounts of the Bank are insured by the Deposit Insurance Fund to the fullest extent permitted by the law and the rules and regulations of the FDIC and no proceeding for the revocation or termination of such deposit insurance has been instituted or is pending or, to the knowledge of the Company, is threatened. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or required to be filed as exhibits thereto which have not been so properly described or filed as required.

(xx) Possession of Intellectual Property. Each of the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, and neither the Company nor any of its subsidiaries has received any notice or has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA.

(xxii) Possession of Licenses and Permits. Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to so possess such a Governmental License would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses held by it, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such filings were in material compliance with applicable laws governing such filing when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxiii) Title to Property. Each of the Company and its subsidiaries has good and indefeasible title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus and (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary of the Company has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Investment Company Act. The Company is not, and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxv) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required to be held by it under any applicable Environmental Laws and each is in compliance with the requirements of such permits, authorizations and approvals, and (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) Taxes. The Company and each of its subsidiaries has (A) timely filed all material foreign, federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (B) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) established on the Company’s most recent consolidated balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxvii) Insurance. Each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company or such subsidiary of the Company and the value of its properties and as is customary in the business in which the Company or such subsidiary of the Company is engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from a similar insurer as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxviii) Statistical and Market Data. The statistical and market related data contained in the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

(xxix) Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xxx) Internal Control Over Financial Reporting. The Company and its subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets of the Company and its subsidiaries is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent fiscal year for which audited financial statements of the Company and its consolidated subsidiaries are available, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi) Disclosure Controls and Procedures. The Company and its subsidiaries maintain a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and its subsidiaries disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could materially adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxxii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxiv) Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other payment in violation of any applicable law, rule or regulation.

(xxxv) Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries has violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of any jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi) OFAC. None of the Company, any subsidiary of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (1) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (2) the government of any Sanctioned Country, (3) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (4) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law, or (C) is a person, entity or organization currently the subject of any Sanctions or (D) located, organized or resident in any Sanctioned Country.

(xxxvii) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxviii) No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any securities of the Company or to result in a violation of Regulation M under the 1934 Act.

(xxxix) No Unauthorized Use of Prospectus. The Company has not distributed, and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute, any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, the Base Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

(xl) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli) Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary of the Company any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xlii) ERISA. The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any material liability; the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(xliii) Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance, in all material respects, with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xliv) Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably expected to have a Material Adverse Effect.

(xlv) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(b) Representations and Warranties Related to the Bank. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, as follows:

(i) Good Standing of the Bank. The Bank is duly chartered and is validly existing as a Texas state-chartered bank and is in good standing under the laws of the State of Texas and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified, except where such failure would not reasonably be expected to have a material adverse effect on the business, business prospects, management, financial position, shareholders’ equity or results of operations of the Bank. The Bank is the only Significant Subsidiary of the Company and does not itself have any subsidiaries other than those listed in Schedule D-2.

(ii) Absence of Defaults and Conflicts. None of the Bank and its subsidiaries is (A) in violation of certificate of formation or bylaws (or other organization documents), (B) in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Bank, or (C) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Bank or its subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where any such default, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, business prospects, management, financial position, shareholders’ equity or results of operations of the Bank.

(iii) Business of the Bank. The Bank has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Bank is the only depository institution subsidiary of the Company and the activities of the Bank and its subsidiaries are permitted under the laws and regulations of the State of Texas and the FDIC and the deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened against the Bank.

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Bank.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Bank, as the case may be, to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company at a purchase price equal to 98.5% of the aggregate principal amount of, the Securities as set forth in Schedule A.

(b) Payment. The Company will deliver the Securities to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the office of Covington & Burling LLP, One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001, at 10:00 a.m., Eastern time, on December 19, 2017, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is referred to herein as the “Closing Time.” The Company will make the global note(s) representing the Securities available for inspection at least twenty-four hours prior to the Closing Time.

SECTION 3. Covenants. The Company covenants and agrees with each of the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any preliminary prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Base Prospectus, any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment or supplement to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statement. The Company has made available or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Base Prospectus and any preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required by the 1933 Act to be delivered in connection with sales of the Securities ending no later than nine months from the date hereto (the “Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare and file with the Commission, subject to Section 3(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, and (C) furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there has occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If, after the date of this Agreement and during any time when a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), the Company receives notice pursuant to Rule 401(g)(2) under the 1933 Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representatives in writing of such notice or ineligibility and will (i) promptly file a new registration statement or post-effective amendment to the Registration Statement on the proper form relating to the Securities, (ii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representatives in writing of such effectiveness.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for the Delivery Period; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for the Delivery Period. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as such Underwriter may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (as defined in Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Clear Market. During the period from the date of this Agreement through and including the date that is one day after the Closing Time, the Company will not, and will not permit any subsidiary to, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock of the Company or any of its subsidiaries.

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed by the Company with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Final Term Sheet; Issuer Free Writing Prospectus. The Company will prepare the Final Term Sheet, in the form set forth in Schedule C hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Underwriters, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 on the date hereof; provided, that the Company shall furnish the Underwriters with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Issuer Free Writing Prospectus.” The Company represents that it has treated, or agrees that it will treat, each Permitted Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping.

(l) Payment of Filing Fees. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(m) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC, if required.

(n) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to completion of the distribution of the Securities within the meaning of the 1933 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the cost and charges of the Trustee, including the reasonable fees, disbursements and expenses of counsel for the Trustee in connection with the Indenture and the Securities, (iv) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of the Blue Sky Survey and any supplement thereto and the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, if required, (vii) the printing and delivery to the Underwriters of copies of the Base Prospectus, any preliminary prospectus, any Permitted Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (viii) the fees and expenses of any paying agent or registrar, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered by the Company for use by representatives of the Company and/or the Underwriters in connection with the road show, (x) any filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with determining compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities and any review by FINRA of the terms of the sale of the Securities (xi) any fees payable in connection with the rating of the Securities with any rating agencies and (xii) the fees and expenses (including legal fees and disbursements of the counsel for the Underwriters) that are incurred by the Underwriters in an amount not to exceed $75,000.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters in an aggregate amount not to exceed $75,000.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase the Securities are subject to the accuracy of the representations and warranties of the Company and the Bank and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall be effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for any of those purposes shall have been instituted, be pending or, to the Company’s knowledge, be contemplated. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with the Commission in the manner required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Andrews Kurth Kenyon LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Covington & Burling LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(d) Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chairman of the Board, Chief Executive Officer and President or a Vice President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in Section 1(a) and the representations and warranties of the Bank in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (which certification as to the Bank’s representations and warranties in Section 1(b) hereof may be contained in a certificate of an executive officer of the Bank), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of (A) RSM, with respect to the Company and (B) Crowe, with respect to the financial statements of Carlile incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time the Representatives shall have received from each of (A) RSM, with respect to the Company and (B) Crowe, with respect to the financial statements of Carlile incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Certificate of Chief Financial Officer. At the Closing Time, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives.

(h) Ratings. Subsequent to the execution of this Agreement and prior to the Closing Time, there shall not have occurred any downgrading in or withdrawal of, nor shall any notice have been given of any intended or potential downgrading or withdrawal of, or of any review for a possible change that does not indicate the direction of the possible change in, the rating accorded the Securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(i) No Objection. FINRA shall have raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, which objection has not been withdrawn or otherwise satisfied.

(j) Clearance, Settlement and Trading. The Securities shall be eligible for clearance, settlement and trading through DTC.

(k) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(l) No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Representatives, since the date hereof or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect, and (ii) there shall not have been any decrease in or withdrawal of the rating of any debt securities or preferred securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(n) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Bank, jointly and severally agree, to indemnify and hold harmless each Underwriter and their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), their respective selling agents, directors, officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against, or appearing as a witness or providing information or documents in connection with, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the Base Prospectus, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. In any action the defense of which is assumed by the indemnifying party pursuant to this Agreement, an indemnified party shall have the right to participate in such action and to retain its own counsel at the expense of such indemnified party, except that the fees and expenses of such counsel shall be borne by the indemnifying party if (i) the indemnifying party and such indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party shall have failed in a timely manner to assume the defense and employ counsel reasonably satisfactory to the indemnified party in such action, or (iii) the indemnified party reasonably determines that defenses may be available to the indemnified party which are not available to the indemnifying party or may not be consistent with the best interests of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of its counsel for which such indemnified party is entitled to request reimbursement hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for the counsel fees and expenses for which such indemnified party is entitled to request reimbursement hereunder in accordance with such request and this Agreement prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the respective net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Bank, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Bank, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Bank and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding any other provision of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement; (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either federal, New York or Texas authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to this Agreement except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to Piper Jaffray General Counsel at 800 Nicollet Mall, Minneapolis, Minnesota 55402 and LegalCapMarkets@pjc.com and U.S. Bancorp Investments, Inc. at 214 N. Tryon St., 26th Floor, Charlotte, North Carolina 28202, Attention: Credit Fixed Income, with a copy (which shall not constitute notice) to Covington & Burling LLP, One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001, Attention: Michael P. Reed (email: mreed@cov.com). Notices to the Company shall be directed to it at 1600 Redbud Boulevard, Suite 400. McKinney, Texas 75069-3257, Attention: David R. Brooks (email: drbrooks@ibtx.com), with a copy (which shall not constitute notice) to Haynie Rake Repass & Klimko, P.C. at 14643 Dallas Parkway, Suite 550, Dallas, Texas 75254, Attention: Mark Haynie (email: Mark@hrrpc.com) and Andrews Kurth Kenyon LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, Attention; Joseph A. Hoffman (email: jhoffman@andrewkurth.com).

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Bank and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciaries. The Company and the Bank each acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Bank on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company and the Bank or their respective shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed, and will not assume, an advisory or fiduciary responsibility in favor of the Company and the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and the Bank on other matters) and no Underwriter has an obligation to the Company and the Bank with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Underwriter and its Affiliates is engaged in a broad range of transactions that involve interests that differ, or may differ, from those of the Company and the Bank and shall have no obligation to disclose any information regarding such transactions or interests, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and Bank agree that any suit or proceeding arising with respect to this Agreement or any transaction hereunder will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Company and Bank irrevocably submit to the jurisdiction of, and to venue in, such courts.

SECTION 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and such signature pages may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(Signature pages follow)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Bank in accordance with its terms.

Very truly yours,

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board, Chief Executive
Officer and President

INDEPENDENT BANK

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board, Chief Executive
Officer and President

[SIGNATURE PAGE]

CONFIRMED AND ACCEPTED,

as of the date first above written:

PIPER JAFFRAY & CO. AND

U.S. BANCORP INVESTMENTS, INC.

Acting individually and as Representatives of the

several Underwriters named in Schedule A hereto

PIPER JAFFRAY & CO.

By:	/s/ Leonard Sheer
Name:	Leonard Sheer
Title:	Managing Director, Global Head of Capital Advisory

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Julie Brendel
Name:	Julie Brendel
Title:	Vice President

[SIGNATURE PAGE]

SCHEDULE A

Name of Underwriter	Principal Amount of Securities to be Purchased
Piper Jaffray & Co.	$19,500,000
U.S. Bancorp Investments, Inc.	$10,500,000

Total	$30,000,000

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

1. Final Term Sheet filed with the Commission on December 13, 2017.

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-218782

December 13, 2017

$30,000,000

5.00% Fixed-to-Floating Rate Subordinated Notes due December 31, 2027

Term Sheet

Issuer:	Independent Bank Group, Inc. (the “Company”)

Security:	5.00% Fixed-to-Floating Rate Subordinated Notes due December 31, 2027 (the “Notes”)

Aggregate Principal Amount:	$30,000,000

Rating:	[Intentionally omitted]

Trade Date:	December 14, 2017

Settlement Date (T+3):	December 19, 2017

Final Maturity (if not previously	December 31, 2027

redeemed):

Coupon:	The Notes will bear interest (i) from and including the date of issuance, to, but excluding, December 31, 2022, at a fixed rate of 5.00% per year and (ii) from and including December 31, 2022 to, but excluding, the maturity date at a floating rate equal to three-month LIBOR, as determined on the interest determination date for each floating rate interest period by the calculation agent, provided that if the three-month LIBOR rate is less than zero, then the three-month LIBOR rate shall be deemed to be zero, plus, in each case, a spread of 283 basis points.

Issue Price to Investors:	100%

Interest Payment Dates:	From and including the date of issuance to, but excluding, December 31, 2022, interest on the Notes will be payable semiannually in arrears on June 30 and December 31 of each year, commencing on June 30, 2018. The interest payable on the Notes on June 30, 2018, will accrue from and including December 19, 2017. From and including December 31, 2022, interest on the Notes will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on March 31, 2023.

Day Count Convention:	30/360 to, but excluding, December 31, 2022, and, thereafter, a 360-day year and the number of days actually elapsed.

Optional Redemption:	The Company may, at its option, beginning December 31, 2022 and on any scheduled interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption (an “Optional Redemption”)

Special Event Redemption:	Other than in the case of an Optional Redemption, the Notes may not be redeemed, called or repurchased by the Company prior to maturity except that the Company may, at its option at any time, redeem the Notes prior to maturity, in whole, but not in part, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest through, but excluding, the redemption date. For more information, see “Description of the Notes — Optional Redemption and Redemption Upon Special Events” in the preliminary prospectus supplement dated December 13, 2017.

Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof

Listing and Trading Markets:	The Company does not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. Currently there is no public market for the Notes and there can be no assurances that any public market for the Notes will develop.

Underwriters’ Discount:	1.50%

Proceeds to the Company (before	$29,550,000

expenses):

CUSIP/ISIN:	45384B AB2 / US45384BAB27

Joint Book-Running Managers:	Piper Jaffray & Co.

U.S. Bancorp Investments, Inc.

The Company has filed a shelf registration statement (File No. 333-218782) (including base prospectus) and a related preliminary prospectus supplement dated December 13, 2017 with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, and related applicable preliminary prospectus supplement and any other documents that the Company has filed with the SEC for more information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, the underwriters or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Piper Jaffray & Co. at 612 303-6358 or U.S. Bancorp Investments, Inc. toll-free at 877 558-2607.

SCHEDULE D-1

Subsidiaries of the Company

Independent Bank (TX)

Carlile Capital, LLC (TX)

IBG Adriatica Holdings, Inc. (TX)

IB Trust I (DE)

IB Trust II (DE)

IB Trust III (DE)

IB Centex Trust I (DE)

Community Group Statutory Trust I (DE)

Northstar Statutory Trust II (DE)

Northstar Statutory Trust III (DE)

SCHEDULE D-2

Subsidiaries of the Bank

IBG Real Estate Holdings, Inc. (TX)

IBG Real Estate Holdings II, Inc. (TX)

Preston Grand, Inc. (TX)

IBG Aircraft Company III (TX)

McKinney Avenue Holdings, Inc. (TX)

McKinney Avenue Holdings SPE 1, Inc. (TX)

CFRH II, LLC (CO)